Exhibit 10.3

INVESTORS’ RIGHTS AGREEMENT

THIS INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of the 5 day of September, 2024 by and among Silentium Ltd., an Israeli company (the “Company”), those certain holders of Series Preferred A SharesB-1 Preferred Shares, Series B-2 Preferred Shares, and Series C Preferred Shares, listed in Schedule A hereto (the “Investors”), [and those certain holders of the Ordinary Shares of the Company listed in Schedule B hereto (“Ordinary Shareholders”).

RECITALS

W I T N E S S E T H :

WHEREAS, the Company and certain of the Investors are parties to the Preferred C Share Purchase and Recapitalization Agreement of even date herewith (the “Purchase Agreement”);

WHEREAS, the Company and certain of the Investors are parties to an Amended and Restated Investor Rights Agreement dated May 25, 2021 (the “Prior Agreement”);

WHEREAS, in order to induce the Investors to invest funds in the Company pursuant to the Purchase Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register Ordinary Shares issued or issuable to such Investors and certain other matters as set forth herein; and

WHEREAS, the Company and the Investors agree to restate the Prior Agreement as set forth below and to cancel and supersede the Prior Agreement.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	Registration Rights. The Company covenants and agrees as follows:

1.1.	Definitions. For purposes of this Section 1:

(a)	The term “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person.

(b)	The term “Act” means the Securities Act of 1933, as amended, and any similar or successor federal statue, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time and their equivalent in any other jurisdiction.

(c)	The term “Form F-3” means such form (or Form S-3, as the case may be) under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.

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(d)	The term “Holder” means any Person owning Registrable Securities or securities convertible or exercisable into Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof, who is a party to this Agreement and who acquired such Registrable Securities or securities convertible into Registrable Securities in a transaction or series of transactions not involving any registered public offering.

(e)	The term “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

(f)	The term “Initial Offering” means the Company’s first underwritten public offering of its Ordinary Shares under the Act or the equivalent law of another jurisdiction.

(g)	The term “1934 Act” means the Securities Exchange Act of 1934, as amended, and any similar or successor federal statue, and the rules and regulations of the SEC thereunder, all at the same shall be in effect from time to time.

(h)	The term “Permitted Transferees” has the meaning contained in the Company’s Articles of Association, as amended (the “Articles”).

(i)	The term “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(j)	The term “Preferred A Shares” shall mean the Company’s Series A Preferred Shares, of no par value.

(k)	The term “Preferred B-1 Shares” shall mean the Company’s Series B-1 Preferred Shares, of no par value.

(l)	The term “Preferred B-2 Shares” shall mean the Company’s Series B-2 Preferred Shares, of no par value.

(m)	The term “Preferred C Shares” shall mean the Company’s Series C Preferred Shares, of no par value.

(n)	The term “Preferred Shares” shall mean the Preferred B-1 Shares, the Preferred B-2 Shares, and the Preferred C Shares.

(o)	The term “register,” “registered,” and “registration” refer to a registration effected by filing a registration statement or similar document in compliance with the Act, and the declaration or ordering by the SEC of effectiveness of such registration statement or document, or the equivalent actions under the laws of another jurisdiction.

(p)	The term “Registrable Securities” means (i) the Ordinary Shares issuable or issued upon conversion of the Preferred Shares of the Company, (ii) all Ordinary Shares or other securities convertible into Ordinary Shares that the Investors may hereafter purchase pursuant to their preemptive rights, rights of first offer or otherwise, or shares of Ordinary Shares issued on conversion or exercise of other securities so purchased by the Investors, (iii) any Ordinary Shares of the Company issued to an Investor as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i), and (ii) above, respectively, upon any share split, share dividend or the like, or into which such shares or other securities have been or may be converted to or exchanged into in connection with any merger, consolidation, reclassification, recapitalization or similar event, excluding in all cases, however, any Registrable Securities sold in a transaction in which rights under this Section 1 are not assigned. The number of shares of “Registrable Securities” outstanding shall be determined by the number of Ordinary Shares outstanding and/or issuable pursuant to then exercisable or convertible securities, that are, Registrable Securities.

(q)	The term “SEC” means the U.S. Securities and Exchange Commission and any successor agency of the federal government administering the Act and the 1934 Act.

1.2	Request for Registration.

(a)	Subject to the conditions of this Section 1.2, if the Company shall receive at any time that is six (6) months after the effective date of the Initial Offering a written request from the Holders holding at least 30% of the Registrable Securities then outstanding (the “Initiating Holders”) that the Company file a registration statement under the Act covering all or part of the Registrable Securities then outstanding on any securities exchange on which the Company’s shares are traded, then the Company shall, within twenty (20). days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use best efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.2(a).

(b)	If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwritten public offering, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwritten public offering and the inclusion of such Holder’s Registrable Securities in the underwritten public offering (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the Company shall include in such registration and provide priority to the Registrable Securities in the following manner: (i) first, the Registrable Securities requested to be included therein by the Holders holding Preferred C Shares (the securities so included to be allocated between such Holders on a pro rata basis according to the total amount of securities that were Preferred C Shares and entitled to be included therein owned by each such Holder), (ii) second, the Registrable Securities requested to be included therein by the Holders holding Preferred B-1 Shares and Preferred B-2 Shares (the securities so included to be allocated between such Holders on a pro rata basis according to the total amount of securities that were Preferred B-1 Shares and Preferred B-2 Shares and entitled to be included therein owned by each such Holder), (iii) third, the Registrable Securities requested to be included therein by the Holders holding Preferred A Share (the securities so included to be allocated between such Holders on a pro rata basis according to the total amount of securities that were Preferred A Shares and entitled to be included therein owned by each such Holder) and (iv) fourth, other securities requested and entitled to be included in such registration, provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwritten public offering shall be withdrawn from the registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. For purposes of the provision in this Subsection 1.2(b) and in Subsection 1.3(c) below concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, shareholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence. For purposes of the provision in this Subsection 1.2(b) and in Subsection 1.3(c) below concerning apportionment, the holdings of a selling Holder shall be aggregated together with the holdings of all of its Permitted Transferees.

(c)	The Company shall not be required to effect a registration pursuant to this Section 1.2:

(i)	in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

(ii)	after the Company has affected two (2) registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective; or

(iii)	if the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $5,000,000; or

(iv)	during the period starting with the date which is thirty (30) days prior to the Company’s good faith estimate of the date of the filing of a registration statement for firmly underwritten registered public offering, and ending on a date which is (A) one hundred eighty (180) days following the effective date of the Initial Offering; or (B) ninety (90) days following the effective date of each other Company-initiated registration subject to Section 1.3 below (but other than registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a SEC Rule 145 transaction on Form F-4 or similar forms that may be promulgated in the future), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

(v)	if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, an officer’s a certificate signed by the Chief Executive Officer or the Chairman of the Board of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period.

1.3	Company Registration.

(a)	If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its shares or other securities under the Act in connection with the public offering of such securities (including, but not limited to, registration statements relating to the initial offering or secondary offerings of securities of the Company, but other than a registration relating solely to the sale of securities to participants in a Company share option plan, a registration relating solely to an SEC Rule 145 transaction or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration under Sections 1.2 or 1.4 hereof), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after delivery of such notice by the Company in accordance with Section 4.5, the Company shall, subject to the provisions of Section 1.3(c), use all reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. The number of occurrences of the registration pursuant to this Section 1.3 shall be unlimited.

(b)	Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.

(c)	Underwriting Requirements. In connection with any underwritten public offering of shares of the Company’s share capital pursuant to this Section 1.3, the Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such offering unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other Persons entitled to select the underwriters) (which underwriter or underwriters shall be reasonable acceptable to the participating Holders) and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities to be sold (other than by the Company) that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering and the Company shall include in such registration, (i) first, shares requested to be registered by the Company (ii) second, the Registrable Securities requested to be included therein by the Holders holding Preferred C Shares (the securities so included to be allocated between such Holders on a pro rata basis according to the total amount of securities that were Preferred C Shares and entitled to be included therein owned by each such Holder); (iii) third, the Registrable Securities requested to be included therein by the Holders holding Preferred B-1 Shares and Preferred B-2 Shares (the securities so included to be allocated between such Holders on a pro rata basis according to the total amount of securities that were Preferred B-1 Shares and Preferred B-2 Shares and entitled to be included therein owned by each such Holder), (iv) fourth, the Registrable Securities requested to be included therein by the Holders holding Preferred A Shares (the securities so included to be allocated between such Holders on a pro rata basis according to the total amount of securities that were Preferred A Shares and entitled to be included therein owned by each such Holder) and (v) fifth, other securities requested to be included in such registration. Notwithstanding the foregoing, in no event shall the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the Initial Offering, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other shareholder’s securities are included.

1.4	Form F-3 Registration. In case the Company shall receive from Initiating Holders a written request or requests that the Company effect a registration on Form F-3 (or the equivalent shelf registration statement) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a)	within ten (10) days after receipt of any such request, give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b)	use its best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:

(i)      if Form F-3 (or the equivalent shelf registration statement) is not available for such offering by the Holders;

(ii)     if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $3,000,000;

(iii)    if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form F-3 for the Holders pursuant to this Section 1.4;

(iv)    in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance;

(v)     if the Company shall furnish to Holders requesting a registration statement pursuant to Section 1.4, an officer’s a certificate signed by the Chief Executive Officer or the Chairman of the Board of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period.

(c)	Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Section 1.2.

1.5	Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)	prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and of the Registrable Securities registered thereunder, keep such registration statement effective until the distribution contemplated in the Registration Statement has been completed;

(b)	prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c)	furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them in such registration;

(d)	use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)	in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(f)	notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g)	use its commercially reasonable efforts to cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(h)	provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(i)	cause senior representatives of the Company to participate in any “road show” or “road shows” reasonably requested by any underwriter of an underwritten or “best efforts” offering of Registrable Securities, with all out-of-pocket costs and expenses incurred by the Company or such officers in connection with such attendance to be paid by the Company;

(j)	the Company shall prepare and furnish to each such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

(k)	furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities (it being understood that such counsel need not express any opinion as to financial statements contained therein), and (ii) a letter dated such date, from the independent certified public accountants of the Company, addressed to the underwriters and to such seller, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

1.6	Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

1.7	Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4 or pursuant to any other future registration, filing or qualifications, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company.

1.8	Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.9	Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a)	To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its Affiliates, the partners, members or officers, directors and shareholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act (a “Holder Indemnitee”), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any disclosure package filed with the SEC, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and the Company will reimburse each such Holder Indemnitee promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, or action or proceeding; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action, cost or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case to a Holder Indemnitee for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder Indemnitee.

(b)	To the extent permitted by law, each selling Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, severally, and not jointly, indemnify and hold harmless the Company and each Person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities under such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling Person, underwriter or other such Holder or controlling Person of such other Holder may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated expressly to be specifically for use in connection with such registration statement; and each such Holder will reimburse any Person intended to be indemnified pursuant to this subsection 1.8(b), in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; provided, however, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided further, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); provided further that in no event shall any indemnity under this subsection 1.8(b) exceed the net proceeds from the offering received by such Holder. The foregoing indemnity is also subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus at the time the registration statement becomes effective or in the final prospectus, such indemnity agreement shall not inure to the benefit of (i) the Company, (ii) any underwriter and any Person, if any, controlling the Company or the underwriter, if a copy of the final prospectus was furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

(c)	Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action) involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9 but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of this Section 1.9 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within 15 days after written notice of the indemnified party’s intention to employ separate counsel pursuant to the previous sentence, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)	If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall, subject to the limitation set forth in this Section 1.8(d), contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. Notwithstanding anything to the contrary contained herein, in no event shall the contribution obligation of any Holder set forth in this Section 1.8(d) exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission, provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder, other than in the event of fraud or willful misconduct of such Holder; and provided further, that no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent.

(e)	Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)	The obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect to such claim or litigation. The indemnification provisions of this Section 1.9 shall not be in limitation of any other indemnification provisions included in any other agreement.

1.10	Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act (“SEC Rule 144”) and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3, the Company agrees (at any time after it has become subject to such reporting requirements) to:

(a)	make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the Initial Offering;

(b)	file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c)	furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the SEC, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.11	Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations and together with the transfer of the Registrable Securities to which such rights apply) by a Holder to a transferee or assignee of such securities; provided that such transfer of Registrable Securities is made in accordance with the Articles, and provided further, that prior to such assignments and transfer of such Registrable Securities (a) the Company is furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing, in a form reasonably satisfactory to the Company, to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.12 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

1.12	Limitations on Subsequent Registration Rights From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders holding a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.

1.13	“Market Stand-Off” Agreement. Each Holder and each Ordinary Shareholder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares (whether such shares or any such securities are then owned by the Holder or the Ordinary Shareholder, as the case may be, or are thereafter acquired by the Holder or the Ordinary Shareholder), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing provisions of this Section 1.12 shall apply only to the Company’s Initial Offering, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers and directors and greater than one percent (1%) shareholders of the Company enter into similar agreements. The underwriters in connection with the Company’s Initial Offering are intended third party beneficiaries of this Section 1.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder and Ordinary Shareholder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s Initial Offering that are consistent with this Section 1.12 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply first to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

1.14	Foreign Offerings. The registration rights provisions of this Agreement shall apply, mutatis mutandis, to any registration of the Company’s securities outside of the United States of America.

2.	Covenants of the Company.

2.1	Delivery of Financial Statements. The Company shall deliver to each Investor (for as long as such Investor holds over 4.5% of the Company’s shares on an issued and outstanding basis), upon such Investor’s request:

(a)	as soon as practicable, but in any event within one hundred and eighty (180) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a consolidated balance sheet of the Company and statement of shareholder’s equity as of the end of such year, and a statement of cash flows for such year, in English denominated in United States Dollars, such year-end financial reports to be in reasonable detail, on consolidated and stand alone basis, prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company, and accompanied by an opinion of such accounting firm which opinion shall state that such balance sheet and income statement and statement of cash flow have been prepared in accordance with GAAP applied on a basis consistent with that of the preceding fiscal year, and present fairly and accurately the financial position of the Company as of their date, and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards;

(b)	as soon as practicable, but in any event within forty five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited, consolidated and stand alone income statement, statement of cash flows, for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter, and in the case of the first, second and third quarterly periods, for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year, all in reasonable detail, in English, and United States dollar-denominated;

(c)	a monthly report (in a form agreed by the Board and the majority in interest of the Investors) which shall include a business and a financial summary of the Company’s status, in reasonable detail, in English, and United States dollar-denominated;

(d)	as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget and business plan (with detailed financial projections) approved by the Board for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company, in English and United States dollar-denominated;

(e)	as soon as practicable, but in any event within thirty (30) days after the end of each calendar month an unaudited unreviewed consolidated and stand alone statement of cash flows as of the end of such calendar month in reasonable detail, in English, and United States dollar-denominated.

(f)	with respect to the financial statements called for in subsections (b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President or Chief Executive Officer of the Company certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment;

(g)	without derogating from the other provisions of this section, unaudited consolidated profit and loss accounts, balance sheets and statements of cash flow of the Company within 2 months after the end of each financial year, all prepared in accordance with GAAP, in English, and United States dollar-denominated;

(h)	such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investors or any transferee of the Investors (provided that such transferee holds at least four percent (4.5%) of the issued and outstanding share capital of the Company) (an “Investor Transferee”) may from time to time reasonably request.

(i)	all reports and information provided under this Section 2, as well as the Company’s General Ledger, shall be in English, unless required otherwise by law or by a governmental authority.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

2.2	Inspection. The Company shall permit the authorized representatives of an Investor (provided such Investor holds at least four percent (4.5%) of the outstanding share capital of the Company (on an as -converted basis) or any Investor Transferee, at the Investor’s or Investor Transferee’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times and upon reasonable notice; provided, however, that the Company shall not be obligated pursuant to this Subsection 2.2 to provide access to any information that it reasonably and in good faith considers to be a confidential information (unless covered by an enforceable confidentiality agreement, in a standard form).

2.3	Directors and Officers Insurance. The Company will maintain directors and officer’s insurance in an amount to be determined by the Board of Directors.

2.4	Termination of Information and Inspection and Insurance Covenants. The covenants set forth in Section 2.1 shall terminate as to the Investor and its transferees and be of no further force or effect upon the closing of the Initial Offering or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act (or the equivalent thereof), whichever event shall first occur.

3.	Confidentiality.

3.1	The Investors agree that, other than as required to comply with any applicable law or authority (in which case, disclosure shall be limited as possible and notice shall be provided to the Company as promptly as possible), any information obtained from the Company, including without limitation, information obtained pursuant to Section 2.1 above, will not be disclosed without the prior written consent of the Company; unless such information (a) is known or becomes known to the public in general (other than as a result of a breach of the confidentiality obligation owed to the Company by such party), or (b) is or has been made known or disclosed to such party by a third party without a confidentiality obligation to the Company, or (c) is required to be disclosed or made known by applicable law, rule or regulation or is required or requested to be disclosed or made known by any regulatory authority, provided that such party promptly notifies the Company of such requirement or request and takes commercially reasonable steps to minimize the extent of any such required disclosure and to obtain confidential treatment for any information so disclosed. Notwithstanding the foregoing, an Investor may disclose confidential or proprietary information to its attorneys, accountants and financial and tax advisors to the extent necessary to obtain their services in connection with either monitoring its investment in the Company and/or enforcing its rights under any agreement with the Company. In connection with periodic reports to their shareholders, Affiliate, member, wholly owned subsidiary or partners, the Investors may, without first obtaining such written consent, make general statements, not containing technical or other confidential information, regarding the nature and progress of the Company’s business; and the Investors may provide summary information regarding the Company’s financial information in their reports to their respective shareholders or partners; and that in the event that an Investor is required to annex financial information obtained pursuant to Section 2.1(a) to such reports, such Investor shall be entitled to annex such financial information to such reports. The Investors’ right to provide any of the aforementioned information to any shareholder, Affiliate, member, wholly owned subsidiary or partner shall be subject to the Investor informing such shareholder, Affiliate, member, wholly owned subsidiary or partner that such information is confidential and directing them to maintain the confidentiality of such information.

4.	Miscellaneous.

4.1	Successors and Assigns; Assignment. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective the successors, assigns, heirs, executors, and administrators of the parties hereto (including transferees of any shares of Registrable Securities in accordance with Section 1.11 above). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Subject to the provisions of Section 1.11, none of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of each party to this Agreement, with the exception of: (i) assignment by an Investor to its Permitted Transferee, or (ii) assignment by an Investor to a transferee of shares of such Investor (which shall be governed by the provisions of Section 1.11); it being acknowledged and understood that any such assignment or transfer shall confer upon the transferee or assignee all of the applicable Investor’s rights and remedies, and shall impose upon such transferee or assignee all of the applicable Investor’s obligations and liabilities, with respect to the Company’s shares being transferred and such transferee shall agree in writing to be bound by the provisions and restrictions set forth in this Agreement.

4.2	Governing Law. This Agreement shall be governed by and construed under the laws of the State of Israel as applied to agreements among Israeli residents entered into and to be performed entirely within the State of Israel. Any dispute arising under or in relation to this Agreement shall be resolved by the competent court in Tel Aviv –Yafo, Israel, and each of the parties hereby submits exclusively and irrevocably to the jurisdiction of such court.

4.3	Counterparts; Further Assurances. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

4.4	Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5	Notices. Any notice required or permitted by any provision of this Agreement shall be given in writing and shall be delivered personally, by courier, by facsimile, electronic mail or by registered or certified mail, postage prepaid, addressed (i) in the case of the Company, to its principal office; (ii) in the case of any Investor or Ordinary Shareholder which is an original party to this Agreement at the address of such Investor or Ordinary Shareholder as set forth in the records of the Company or such other address for such Investor or Ordinary Shareholder as shall be designated in writing from time to time to such Investor or Ordinary Shareholder; and, (iii) in the case of any Permitted Transferee of a party to this Agreement or its transferee, to such transferee at its address as designated in writing by such transferee to the Company from time to time, and if no address was provided – to the last known address for the original transferor of such shares. Notices that are mailed shall be deemed received five (5) days after deposit in registered or certified mail, return receipt requested. Notices sent by courier or overnight delivery shall be deemed received two (2) days after they have been so sent. Notices sent by facsimile or by electronic mail, shall be deemed received when sent, if during the recipient’s normal business hours, and if not sent during normal business hours, then at the beginning of the recipient’s next business day.

4.6	Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

4.7	Entire Agreement; Amendments and Waivers. This Agreement (including the schedules hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and thereof and supersede any prior understanding or agreement with respect to its subject matter, including without limitation the Prior Agreement. Any term of this Agreement may be amended, terminated or modified and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders of a majority of the Preferred Shares, so long as any such amendment or waiver is applied to all Holders in the same manner and to the same extent and provided however, that any amendment or waiver adversely affecting a specific shareholder in a different manner compared to other holders of same securities as those held by such specific shareholder, shall also require the consent of such shareholder and provided that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Any amendment or waiver affected in accordance with this paragraph shall be binding upon the Investors, the Ordinary Shareholders, their future transferees and the Company. The Company shall give prompt notice of any amendment, modification or termination hereof or waiver hereunder (collectively “Change”) to any party hereto that did not consent in writing to such Change.

4.8	Severability. If one or more provisions of this Agreement are held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

4.9	Aggregation of Shares. All shares of Registrable Securities held or acquired by Affiliates (including Permitted Transferees) or Persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

4.10	Additional Parties. The parties hereto agree that additional parties may be added as parties to this Agreement as Holders and Investors with respect to any or all of the securities of the Company purchased by them, and shall thereupon be deemed for all purposes an Investor and a Holder hereunder, including without limitation, as a result of shares issued in accordance with the Purchase Agreement (as may be amended) at the closing and deferred closing(s) and including as a result of shares transferred to a Permitted Transferee. Any such additional party shall execute a counterpart of this Agreement, and upon execution by such additional party and by the Company, shall be considered a Holder and Investor for purposes of this Agreement. The parties agree that the schedules hereto shall be updated automatically without any formal amendment to reflect the addition of any such additional party.

4.11	Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

5.	United States Tax.

5.1	The Investors shall reasonably cooperate with the Company to provide information about the Investors in order to enable the Company’s tax advisors to determine the status of the Investors and/or any of the Investors’ Partners as a “United States Shareholder” within the meaning of Section 951(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). No later than two (2) months following the end of each Company taxable year, for so long as they are shareholders of the Company, the Company shall provide the following information to the Investors who are United States Shareholders (“US Investors”): (i) the Company’s capitalization table as of the end of the last day of such taxable year, (ii) unless the Company has a taxable loss for the taxable year: (x) a report regarding the Company’s status as a “Controlled Foreign Corporation” (“CFC”) as defined in the Code, and (y) whether any portion of the Company’s income is “subpart F income” (as defined in Section 952 of the Code) (“Subpart F Income”). For purposes of this Section 5, the term “Partners” shall mean each of the US Shareholder’s respective partners and any direct or indirect equity owners of such partners.

5.2	In the event that the Company is determined by the Company’s tax advisors or by counsel or accountants for any US Investor or any of its Affiliates to be a CFC, the Company agrees to use commercially reasonable efforts to avoid generating Subpart F Income.

5.3	The Company shall use its commercially reasonable efforts to avoid being a “passive foreign investment company” within the meaning of Section 1297 of the Code (a “PFIC”), without causing any damage to the Company as determined by the CEO in his/her sole discretion. In connection with a “Qualified Electing Fund” election made by the Investors’ Partners pursuant to Section 1295 of the Code or a “Protective Statement” filed by the Investors’ Partners pursuant to Treasury Regulation Section 1.1295-3, as amended (or any successor thereto), the Company shall provide annual financial information to the US Investors in the form provided in the PFIC Exhibit attached hereto as Exhibit A (or in such other form as may be required to reflect changes in applicable law) as soon as reasonably practicable following the end of each taxable year of the Company (but in no event later than 60 days following the end of each such taxable year), and shall provide the US Investors with access to such other Company information as may reasonably be required and available in the possession of the Company for purposes of filing U.S. federal income tax returns of the Investors’ Partners in connection with any such Qualified Electing Fund election or Protective Statement.

5.4	The Company shall take such actions, including making an election to be treated as a corporation or refraining from making an election to be treated as a partnership, as may be required to ensure that at all times the company is classified as corporation for United States federal income tax purposes.

5.5	The Company shall cooperate with the US Investors’ tax advisors at least on an annual basis regarding whether the US Investors or any of their respective Partners’ direct or indirect interest in the Company is subject to the reporting requirements of either or both of Sections 6038 and 6038B of the Code, and in the event that any US Investor or any of the Investor’s Partner’s direct or indirect interest in Company is determined by the US Investor’s tax advisors to be subject to the reporting requirements of either or both of Sections 6038 and 6038B Company agrees, upon a request from such US Investor, to use commercially reasonable efforts to provide access to such information (at such Investor’s expense) to such Investor as may be necessary to fulfill such US Investor’s or such Investor’s Partner’s obligations thereunder.

5.6	All costs payable to outside consultants in order to prepare any of the reports mentioned above shall be borne by the US Investors including without limitation, (i) the reports or information to be supplied per sub-section 5.1; (ii) the annual PFIC Exhibit; and (iii) the annual check required in Section 5.4.

[signature pages to follow]

In Witness Whereof, the parties hereto have caused this Investor Rights Agreement to be duly executed on the day and year first above written:

The Company:

Silentium Ltd.

/s/ Yoel Naor
By: Yoel Naor
Title: CEO

[Silentium Ltd. – Rights Agreement – Company Signature Page]

In Witness Whereof, the parties hereto have caused this Amended and Restated Investor Rights Agreement to be duly executed on the day and year first above written.

Investor

Black Inc.

By:	/s/ Larry Krauss
Name:	Larry Krauss
Title:	aso

[Silentium Ltd. – Rights Agreement – Investor Signature Page]

In Witness Whereof, the parties hereto have caused this Amended and Restated Investor Rights Agreement to be duly executed on the day and year first above written.

Investor

Terra Venture Partners SCA (in liquidation)

By:	/s/ Astorre Modena
Name:	Astorre Modena
Title:

[Silentium Ltd. – Rights Agreement – Investor Signature Page]

In Witness Whereof, the parties hereto have caused this Amended and Restated Investor Rights Agreement to be duly executed on the day and year first above written.

Investor

Terra Venture Partners

By:	/s/ Astorre Modena
Name:
Title:

[Silentium Ltd. – Rights Agreement – Investor Signature Page]

In Witness Whereof, the parties hereto have caused this Amended and Restated Investor Rights Agreement to be duly executed on the day and year first above written.

Investor

[Name of Investor]

By:	/s/ Astorre and Luisa Modena
Name:	Astorre and Luisa Modena
Title:

[Silentium Ltd. – Rights Agreement – Investor Signature Page]

In Witness Whereof, the parties hereto have caused this Amended and Restated Investor Rights Agreement to be duly executed on the day and year first above written.

Investor

[Name of Investor]

By:	/s/ Maria Mayer Modena
Name:	Maria Mayer Modena
Title:

[Silentium Ltd. – Rights Agreement – Investor Signature Page]

In Witness Whereof, the parties hereto have caused this Amended and Restated Investor Rights Agreement to be duly executed on the day and year first above written.

Investor

[Name of Investor]

By:	/s/ Sarah Louise Nathan
Name:	Sarah Louise Nathan
Title:

[Silentium Ltd. – Rights Agreement – Investor Signature Page]

In Witness Whereof, the parties hereto have caused this Amended and Restated Investor Rights Agreement to be duly executed on the day and year first above written.

Investor

[Name of Investor]

By:	/s/ Jacques Spijer
Name:	Jacques Spijer
Title:

[Silentium Ltd. – Rights Agreement – Investor Signature Page]

In Witness Whereof, the parties hereto have caused this Amended and Restated Investor Rights Agreement to be duly executed on the day and year first above written.

Investor

Simon Haggiag

By:	/s/ Simon Haggiag
Name:	Simon Haggiag
Title:	Principal

[Silentium Ltd. – Rights Agreement – Investor Signature Page]

In Witness Whereof, the parties hereto have caused this Amended and Restated Investor Rights Agreement to be duly executed on the day and year first above written.

Investor

Hallfield Holdings Limited

By:	/s/ Nicholas Pell
Name:	Nicholas Pell
Title:	Authorised signatory of Mehi River, corporate director

[Silentium Ltd. – Rights Agreement – Investor Signature Page]

In Witness Whereof, the parties hereto have caused this Amended and Restated Investor Rights Agreement to be duly executed on the day and year first above written.

Investor

Batten Trustee Ltd as trustee for Arrow Trust

By:	/s/ Richard Taylor	/s/ Pravir Tesiram
Name:	Richard Taylor	Pravir Tesiram
Title:	Director	Director

[Silentium Ltd. – Rights Agreement – Investor Signature Page]

In Witness Whereof, the parties hereto have caused this Amended and Restated Investor Rights Agreement to be duly executed on the day and year first above written.

Investor

Alan Franco

By:	/s/ Alan Franco
Name:	Alan Franco
Title:	individual investor

[Silentium Ltd. – Rights Agreement – Investor Signature Page]

In Witness Whereof, the parties hereto have caused this Amended and Restated Investor Rights Agreement to be duly executed on the day and year first above written.

Investor

iVentures Asia Ltd, Heliant Ventures Ltd, Heliant Ventures II Ltd., Heliant Investment Management Limited

By:	/s/ Benjamin Eli Weiss
Name:	Benjamin Eli Weiss
Title:	Director

[Silentium Ltd. – Rights Agreement – Investor Signature Page]

In Witness Whereof, the parties hereto have caused this Amended and Restated Investor Rights Agreement to be duly executed on the day and year first above written.

Investor

Manikandan Natarajan

By:	/s/ MANIKANDAN NATARAJAN
Name:	MANIKANDAN NATARAJAN
Title:

[Silentium Ltd. – Rights Agreement – Investor Signature Page]

In Witness Whereof, the parties hereto have caused this Amended and Restated Investor Rights Agreement to be duly executed on the day and year first above written.

Investor

Haihong China Co., Limited

By:	/s/ Kim Young Jun
Name:	Kim Young Jun
Title:	Director

[Silentium Ltd. – Rights Agreement – Investor Signature Page]

In Witness Whereof, the parties hereto have caused this Amended and Restated Investor Rights Agreement to be duly executed on the day and year first above written.

Investor

[Name of Investor]

By:	/s/ Peng Jian Hu
Name:
Title:

[Silentium Ltd. – Rights Agreement – Investor Signature Page]

In Witness Whereof, the parties hereto have caused this Amended and Restated Investor Rights Agreement to be duly executed on the day and year first above written.

Investor

Anna (Yue Lei Shen Shen)

By:	/s/ Anna (Yue Lei Shen Shen)
Name:	Anna (Yue Lei Shen Shen)
Title:	Miss

[Silentium Ltd. – Rights Agreement – Investor Signature Page]

In Witness Whereof, the parties hereto have caused this Amended and Restated Investor Rights Agreement to be duly executed on the day and year first above written.

Investor

Palisades Capital LLC

By:	/s/ Zev Safran
Name:	Zev Safran
Title:	Manager

[Silentium Ltd. – Rights Agreement – Investor Signature Page]

In Witness Whereof, the parties hereto have caused this Amended and Restated Investor Rights Agreement to be duly executed on the day and year first above written.

Investor

Sigang Qin

By:	/s/ Qin Sigang
Name:	Qin Sigang
Title:	Dr.

[Silentium Ltd. – Rights Agreement – Investor Signature Page]

In Witness Whereof, the parties hereto have caused this Amended and Restated Investor Rights Agreement to be duly executed on the day and year first above written.

Ordinary Shareholder:

By:	/s/ Larry Krauss
Name:	Larry Krauss
Title:	aso

[Silentium Ltd. – Rights Agreement – Ordinary Shareholder Signature Page]

In Witness Whereof, the parties hereto have caused this Amended and Restated Investor Rights Agreement to be duly executed on the day and year first above written.

Investor

ALPHA Beteiligungs und Verwaltungsgesellscaft.m.b.H

By:	/s/ Clemente Corsini
Name:	Clemente Corsini
Title:	Managing Director

[Silentium Ltd. – Rights Agreement – Investor Signature Page]

SCHEDULE A

INVESTORS

Naor Group, Black Inc.

[***]

Attn: Larry Kraus

Email: [***]

Terra Venture Partners S.C.A. SICAR

Terra Venture Partners, L.P.

Astorre Modena

Simone Haggiag

[***]

Attn: Simone Haggiag

Email: [***]

Hallfield Holdings

[***]

Attn: Nicholas Pell

Email: [***]

Batten Trustee Ltd as trustee of the Arrow Trust

[***]

Attn: Richard Taylor

Email: [***]

Attn: Pravir Tesiram

Email: [***]

Alan Franco

[***]

Attn: Alan Franco

Email: [***]

ALPHA Beteiligungs- und Verwaltugsgesellschaft m.b.H

[***]

Attn: Clemente Corsini

Email: [***]

Ben Weiss

Manikandan Natarajan

[***]

Attn: Manikandan Natarajan

Email: [***]

Dr. Sigang Qin

[***]

Attn: Dr.Sigang Qin

Email: [***]

Haihong China Co., Ltd.

Jian Hu Peng

[***]

Attn: Peng Jianhu

Email: [***]

Yue Li Shen

Email: [***]

Palisides Capital LLC

[***]

Attn: Zev Safran

Email: [***]

SCHEDULE B

ORDINARY SHAREHOLDERS

Larry Kraus

[***]

Ben Weiss

EXHIBIT A

PFIC Exhibit

Annual Information Statement

(1)	____	This questionnaire applies to the taxable year of [_____________] (the “Company”) beginning on January 1, 20__, and ending on December 31, 20__.

(2)	____	PLEASE CHECK HERE IF 75% OR MORE OF THE COMPANY’S GROSS INCOME CONSTITUTES PASSIVE INCOME.

Passive income: For purposes of this test, passive income includes:

▪	Dividends, interests, royalties, rents and annuities, excluding, however, rents and royalties which are received from an unrelated party in connection with the active conduct of a trade or business.

▪	Net gains from the sale or exchange of property—

O	which gives rise to dividends, interest, rents or annuities (excluding, however, property used in the conduct of a banking, finance or similar business, or in the conduct of an insurance business);

O	which is an interest in a trust, partnership, or REMIC; or

O	which does not give rise to income.

▪	Net gains from transactions in commodities.

▪	Net foreign currency gains.

▪	Any income equivalent to interest.

Look-through rule: if the Company owns, directly or indirectly, 25% of the stock by value of another corporation, the Company must take into account its proportionate share of the income received by such other corporation.

(3)	____	PLEASE CHECK HERE IF THE AVERAGE FAIR MARKET VALUE DURING THE TAXABLE YEAR OF PASSIVE ASSETS HELD BY THE COMPANY EQUALS 50% OR MORE OF THE AVERAGE FAIR MARKET VALUE OF ALL OF THE COMPANY’S ASSETS.

Note: This test is applied on a gross basis; no liabilities are taken into account.

Passive Assets: For purposes of this test, “passive assets” are those assets which generate (or are reasonably expected to generate) passive income (as defined above). Assets which generate partly passive and partly non-passive income are considered passive assets to the extent of the relative proportion of passive income (compared to non-passive income) generated in a particular taxable year by such assets. Please note the following:

▪	A trade or service receivable is non-passive if it results from sales or services provided in the ordinary course of business.

▪	Intangible assets that produce identifiable items of income, such as patents or licenses, are characterized in terms of the type of income produced.

▪	Goodwill and going concern value must be identified to a specific income producing activity and are characterized in accordance with the nature of that activity.

▪	Cash and other assets easily convertible into cash are passive assets, even when used as working capital.

▪	Stock and securities (including tax-exempt securities) are passive assets, unless held by a dealer as inventory.

Average value: For purposes of this test, “average fair market value” equals the average quarterly fair market value of the assets for the relevant taxable year.

Look-through rule: if the Company owns, directly or indirectly, 25% of the stock by value of another corporation, the Company must take into account its proportionate share of the passive assets of such other corporation.

(4)	____	PLEASE CHECK HERE IF (A) MORE THAN 50% OF THE COMPANY’S STOCK (BY VOTING POWER OR BY VALUE) IS OWNED BY FIVE OR FEWER U.S. PERSONS OR ENTITIES AND (B) THE AVERAGE AGGREGATE ADJUSTED TAX BASES (AS DETERMINED UNDER U.S. TAX PRINCIPLES) DURING THE TAXABLE YEAR OF THE PASSIVE ASSETS HELD BY THE COMPANY EQUALS 50% OR MORE OF THE AVERAGE AGGREGATE ADJUSTED TAX BASES OF ALL OF THE COMPANY’S ASSETS.

Average value: For purposes of this test, “average aggregate adjusted tax bases” equals the average quarterly aggregate adjusted tax bases of the assets for the relevant taxable year.

Look-through rule: if the Company owns, directly or indirectly, 25% of the stock by value of another corporation, the Company must take into account its proportionate share of the passive assets of such other corporation

(5)	[INVESTOR] HAS THE FOLLOWING PRO-RATA SHARE OF THE ORDINARY EARNINGS AND NET CAPITAL GAIN OF THE COMPANY AS DETERMINED UNDER U.S. INCOME TAX PRINCIPLES FOR THE TAXABLE YEAR OF THE COMPANY:

Ordinary Earnings: __________________ (as determined under U.S. income tax principles) Net Capital Gain: ____________________ (as determined under U.S income tax principles)

Pro Rata Share: For purposes of the foregoing, the shareholder’s pro rata share equals the amount that would have been distributed with respect to the shareholder’s stock if, on each day during the taxable year of the Company, the Company had distributed to each shareholder its pro rata share of that day’s ratable share (determined by allocating to each day of the year, an equal amount of the Company’s aggregate ordinary earnings and aggregate net capital gain for such year) of the Company’s ordinary earnings and net capital gain for such year. Determination of a shareholder’s pro rata share will require reference to the Company’s charter, certificate of incorporation, articles of association or other comparable governing document.

(6)	The amount of cash and fair market value of other property distributed or deemed distributed by Company to [Investor] during the taxable year specified in paragraph 1. is as follows:

Cash: _________________

Fair Market Value of Property: ____________________

(7)	Company will permit [Investor] to inspect and copy Company’s permanent books of account, records, and such other documents as may be maintained by Company that are necessary to establish that PFIC ordinary earnings and net capital gain, as provided in Section 1293(e) of the U.S. Internal Revenue Code of 1986, as amended (or any successor provision thereto), are computed in accordance with U.S. income tax principles.